Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WillScot Corporation 2017 Incentive Award Plan of our report dated September 6, 2017, with respect to the consolidated financial statements of Williams Scotsman International, Inc. included in WillScot Corporation’s Current Report on Form 8-K dated December 5, 2017 (File No. 001-37552), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 5, 2018